UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2017

CARRIZO OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2017, Carrizo Oil & Gas, Inc. (the “Company”) and its wholly owned subsidiaries Bandelier Pipeline Holding, LLC, Carrizo (Eagle Ford) LLC, Carrizo (Marcellus) LLC, Carrizo (Marcellus) WV LLC, Carrizo (Niobrara) LLC, Carrizo (Permian) LLC, Carrizo (Utica) LLC, Carrizo Marcellus Holding Inc., CLLR, Inc., Hondo Pipeline, Inc. and Mescalero Pipeline, LLC, (collectively, the “Subsidiary Guarantors”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters (the “Underwriters”), pursuant to which the Company agreed to sell $250.0 million aggregate principal amount of the Company’s 8.25% Senior Notes due 2025 (the “Senior Notes”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-198459).

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Subsidiary Guarantors, on one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, in the ordinary course of business for which they have received and would receive customary compensation. Certain of the Underwriters, or one or more of their respective affiliates, are lenders under the revolving credit facility and, as a result, may receive a portion of the net proceeds from the offering.

The Company intends to use the net proceeds from the offering to fund a portion of the purchase price for the previously disclosed acquisition of approximately 16,488 net acres located in the Delaware Basin in Reeves and Ward Counties, Texas (the “Pending Acquisition”) and for general corporate purposes. Pending the closing of the Pending Acquisition, the Company intends to use the net proceeds from the offering to reduce borrowings under its revolving credit facility, including to repay the borrowings used for the $75.0 million deposit on the purchase price for the Pending Acquisition. The Company intends to use net proceeds from the offering not used to pay the purchase price for the Pending Acquisition for general corporate purposes, including to fund future potential acquisitions or a portion of its 2017 and 2018 capital expenditure plans. If the Pending Acquisition is not consummated, the Company intends to use the net proceeds to partially fund the mandatory redemption of the Senior Notes. The offering is expected to close on July 14, 2017, subject to customary conditions.

The offering is not conditioned upon the completion of the Pending Acquisition, but if the Pending Acquisition is not consummated by October 28, 2017 (the date that is 122 days after the date of execution of the purchase agreement for the Pending Acquisition) or if the purchase agreement for the Pending Acquisition is terminated at any time prior to the consummation of the Pending Acquisition, the Company will be required to redeem the Senior Notes then outstanding in cash at a redemption price equal to the initial offering price, plus accrued and unpaid interest to, but not including, the date of redemption. Additionally, if the Company determines it is reasonably likely that the Pending Acquisition will not close on or prior to October 28, 2017, or the purchase agreement for the Pending Acquisition will be terminated at any time prior to the consummation of the Pending Acquisition, the Company may, at its option, redeem the Senior Notes then outstanding in cash at a redemption price equal to the initial offering price, plus accrued and unpaid interest to, but not including, the date of redemption.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 1.1 to this report and incorporated by reference herein.

Statements in this report, including but not limited to those relating to the closing of the offering, use of proceeds, sales by the Underwriters, consummation of the Pending Acquisition and other statements that are not historical facts, are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include satisfaction of closing conditions to the Underwriting Agreement, satisfaction of closing conditions to the purchase agreement for the Pending Acquisition, failure of the Pending Acquisition to close, integration and other risks of acquisitions, actions by the Underwriters, actions by the seller in the Pending Acquisition, market conditions, risks regarding financing, capital needs and other risks described in the prospectus relating to the offering and the Company’s Form 10-K for the year ended December 31, 2016 and its other filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 29, 2017, by and between Carrizo Oil & Gas, Inc., the Subsidiary Guarantors named therein and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ David L. Pitts
Name:	David L. Pitts
Title:	Vice President and Chief Financial Officer

Date: June 30, 2017

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 29, 2017, by and between Carrizo Oil & Gas, Inc., the Subsidiary Guarantors named therein and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

5